UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 11, 2016

Citigroup Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-9924	52-1568099
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

388 Greenwich Street, New York, New York (Address of principal executive offices)	10013 (Zip Code)

(212) 559-1000

(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CITIGROUP INC.

Current Report on Form 8-K

Item 2.02  Results of Operations and Financial Condition.

Attached hereto as Exhibit 99.1 is the Citigroup Inc. (Citi) revised Historical Quarterly Financial Data Supplement for the quarter and year ended December 31, 2015 (the Revised Historical Supplement) reflecting the historical financial data reclassified for the consumer businesses it intends to exit in Argentina, Brazil and Colombia, as previously announced.  These businesses, which previously have been reported as part of Latin America Global Consumer Banking (GCB), will be reported as part of Citi Holdings beginning in the first quarter of 2016.  In addition, while Citi does not intend to exit its consumer businesses in Venezuela, also previously reported as part of Latin America GCB, these businesses are not significant, lending predominantly to support Institutional Client Group (ICG) activities.  These businesses will be reported as part of ICG beginning in the first quarter of 2016.  Similarly, Citi’s remaining indirect investment in Banco de Chile will be reported as part of ICG beginning in the first quarter of 2016.  For additional information, see “Citigroup Segments” and “Citicorp” in Citi’s 2015 Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on February 26, 2016.  The Revised Historical Supplement reflects these reclassifications and certain other regional reclassifications within ICG and other immaterial reclassifications.  Citi’s consolidated results remain unchanged for all periods presented as a result of the reclassifications discussed above.

The Revised Historical Supplement reflects the format Citi will use to present its 2016 first quarter financial results on April 15, 2016 and is being provided solely to facilitate comparison with prior periods.

This Form 8-K, including the attached Exhibit 99.1, is being “furnished” pursuant to the Securities Exchange Act of 1934, as amended (Act), and thus shall not be deemed to be “filed” for purposes of Section 18 of the Act or incorporated by reference into any filings under the Securities Act of 1933, as amended.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number

99.1	Citigroup Inc. Revised Historical Quarterly Financial Data Supplement for the quarter and year ended December 31, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIGROUP INC.
Dated: April 11, 2016

	By:	/s/ JEFFREY R. WALSH
Jeffrey R. Walsh
Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number

99.1	Citigroup Inc. Revised Historical Quarterly Financial Data Supplement for the quarter and year ended December 31, 2015.